Exhibit 3.117.1

Form LLC-5.25
January 1994

George H. Ryan
Secretary of State
Department of Business Services
Limited Liability Company Division
Room 357, Howlett Building
Springfield, IL 62756

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)
Illinois
Limited Liability Company Act
Articles of Amendment

Filing Fee $100
SUBMIT IN DUPLICATE
Must be typewritten

This space for use by Secretary of State

Date 08-28-1997
Assigned File # 00091405
Filing Fee $100
Approved:
This space for use by Secretary of State [FILED]
1.	Limited Liability Company name: IDAHO ASSOCIATES, L.L.C.

2.	File number assigned by the Secretary of State: 00091405

3.	Federal Employer Identification Number (F.E.I.N.): 36-4114446

4.	These Articles of Amendment are effective on ☑ the file date or a later date being ________________________,

not to exceed 30 days after the file date.

5.	The Articles of Organization is amended as follows: (Attach a copy of the text of each amendment adopted.) (Address changes of P.O. Box and c/o are unacceptable)
☐	a)	Admission of a new member (give name and address below)

☐	b)	Admission of a new manager (give name and address below)

☐	c)	Withdrawal of a member (give name below)

☐	d)	Withdrawal of a manager (give name below)

☐	e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☑	f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below)

☐	g)	Change in the limited liability company’s name (list below)

☐	h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐	i)	Other (give information below)

	f)	Registered agent changed to: Karell Capital Ventures, Inc. (registered agent’s address remains the same)
LLC-11

LLC-5.25

6.	This amendment was adopted by the managers. S. 5-25(3)	☑ Yes	☐ No
	a) The majority of the managers so approved.	☑ Yes	☐ No
	b) Member action was not required.	☐ Yes	☑ No

7.	This amendment was adopted by the members. S. 5-25(4)	☑ Yes	☐ No
a) At a meeting of the members, with the required number of affirmative votes necessary to adopt the amendment.
				☑ Yes	☐ No

b) Only by written consent signed by the members having the required number of votes necessary to adopt the amendment.
				☐ Yes	☑ No

8.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated August 21, 1997.

/s/ Harvey Angell

Signature

Harvey Angell, Manager

(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)